UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2022 (June 30, 2022)

RAPHAEL PHARMACEUTICAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53002	26-0204284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Lui Paster Tel Aviv-Jaffa, Israel	6803605
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant's Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On July 5, 2022, the Board of Directors of Raphael Pharmaceutical Inc., or the Company, dismissed Brightman Almagor Zohar & Co., a Firm in the Deloitte global network, or the Former Auditor, as the Company’s independent registered public accounting firm, effective July 5, 2022.

Except for an explanatory paragraph in the Former Auditor’s audit report regarding substantial doubt about the Company’s ability to continue as a going concern, the audit reports of the Former Auditor on the Company’s financial statements for the fiscal years ended December 31, 2021 and 2020 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through July 5, 2022, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company provided the Former Auditor with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that the Former Auditor furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of the letter provided by the Former Auditor, dated July 7, 2022, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On July 5, 2022, the Board of Directors of the Company approved the engagement of Weinstein International. C.P.A., or the New Auditor, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, effective upon the effectiveness of the dismissal of the Former Auditor. During the fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through July 5, 2022, neither the Company, nor anyone on its behalf, consulted the New Auditor regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by the New Auditor that the New Auditor concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Prof. Press from the Board of Directors

On June 30, 2022, Prof. Joseph Press informed the Company that he intended to resign from the Board of Directors, effective immediately. At the time of his resignation, Prof. Press was the Chairman of the Board of Directors. Prof. Press did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 30, 2022, the Company entered into a service agreement, or the Press Service Agreement, with Prof. Press pursuant to which, effective July 1, 2022, Prof. Press shall retire and cease providing the Company with services as a member and chairman of the Board of Directors. Pursuant to the Press Service Agreement, Prof. Press shall continue to provide consulting services to the Company, upon the Company’s request, from time to time. In consideration for the consulting services, the Company agreed to pay Prof. Press a fee of $1,000 per each medical advice meeting attended. In addition, the Company agreed to grant Prof. Press 280,000 shares of the Company’s common stock and a warrant to purchase 105,000 shares of the Company’s common stock, at an exercise price of $1.12 per share, which shall have a term of 2 years from the issuance date.

(b) Amended and Restated Management and Operations Agreement with Chief Executive Officer

On July 5, 2022, the Company executed an amended and restated management and operations agreement, or the Amended Management Agreement, with Sheffa Enterprises Inc., a New Jersey corporation owned by Shlomo Pilo, the Company’s Chief Executive Officer. The Amended Management Agreement replaces that certain management and operations agreement entered by the parties on June 1, 2019. Pursuant to the Amended Management Agreement, Mr. Pilo will provide management and operational services to the Company.

Pursuant to the Amended Management Agreement, the Company agreed to pay Mr. Pilo, during the period commencing on July 1, 2022 until December 31, 2022, a monthly fee of $10,000. Thereafter, the Company agreed to pay, commencing on January 1, 2023, a monthly fee in the amount of $20,000. In addition, the Company agreed to issue Mr. Pilo a warrant to purchase 1,000,000 shares of the Company’s common stock, at an exercise price of $1.12 per share, which shall expire on December 31, 2025.

The Amended Management Agreement expires on December 31, 2024. The Company may terminate the Amended Management Agreement prior to the expiration of its term upon 120 days advance notice and the payment of a termination fee equal to the lesser of (i) $360,000, or (ii) the monthly fees payable through the expiration of its term.

(c) Operations Agreement with Chief Financial Officer

On July 5, 2022, the Company executed an operations agreement, or the Operations Agreement, with Guy Ofir & Co. SRL, a Romanian Company owned by Guy Ofir, the Company’s Chief Financial Officer, pursuant to which Mr. Ofir will provide services to the Company.

Pursuant to the Operations Agreement, the Company agreed to pay to Mr. Ofir, during the period commencing on July 1, 2022 until December 31, 2022, a monthly fee of $6,000. Thereafter, the Company also agreed to pay, commencing on January 1, 2023, a monthly fee in the amount of $12,000. In addition, the Company will grant Mr. Ofir 1,000,000 restricted shares of common stock and a warrant to purchase 1,000,000 shares of common stock, at an exercise price of $1.00 per share, which shall expire on December 31, 2025.

The Operations Agreement expires on December 31, 2024, or the Expiration Date. The Company may terminate the Operations Agreement prior to the expiration of its term upon 120 days advance notice and the payment to Mr. Ofir of a termination fee equal to the lesser of (i) $120,000, or (ii) the monthly fees payable through the expiration of its term.

(d) Service Agreement with Chief Technology Officer

On July 5, 2022, the Company executed service agreement, or the Hayon Service Agreement, with Dr. Igal Louria Hayon, the Company’s Chief Technology Officer, pursuant to which Dr. Hayon will provide services to the Company.

Pursuant to the Hayon Service Agreement, the Company agreed to pay to Dr. Hayon, during the period commencing on July 1, 2022 until December 31, 2022, a monthly fee of $9,000. Thereafter, the Company agreed to pay, commencing on January 1, 2023, a monthly fee in the amount of $12,000. In addition, the Company will grant Dr. Hayon a warrant to purchase 990,000 shares of common stock, at an exercise price of $0.01 per share, which shall expire on July 5, 2024, and in the event the Company will apply for any clinical trial of cannabis-based treatment or will begin any other new cannabis related research, the Corporation will grant Dr. Hayon a warrant to purchase 350,000 shares of common stock at an exercise price of $0.01.

The Corporation will also pay Dr. Hayon 15% of the net royalty income that the Company may generate from worldwide sales of its medical cannabis CBD oil indications for the treatment of COVID-19 patients, and 15% of the net royalty income that the Company may generate from sales of its medical cannabis indication molecules for treating Rheumatoid Arthritis (RA).

The Hayon Service Agreement expires on December 31, 2023. The Company may terminate the Hayon Service Agreement prior to the expiration of its term upon 120 days advance notice and the payment to Dr. Hayon of a termination fee equal to the monthly fees payable through the expiration of its term.

(e) Service Agreement with Director

On July 5, 2022, the Company executed service agreement, or the Eliya Service Agreement, with Yehuda Eliya, a member of the Company’s Board of Directors, pursuant to which Mr. Eliya will provide services to the Company.

Pursuant to the Eliya Service Agreement, the Company will grant Mr. Eliya a warrant to purchase 202,000 shares of common stock, at an exercise price of $1.12 per share, which shall have a term of 2 years from the issuance date

The Eliya Service Agreement expires on December 31, 2022.

The foregoing descriptions of the terms of the Press Service Agreement, Amended Management Agreement, Operations Agreement, the Hayon Service Agreement and the Eliya Service Agreement are not intended to be complete and are qualified in their entirety by reference to the Press Service Agreement, Amended Management Agreement, Operations Agreement, the Hayon Service Agreement and the Eliya Service Agreement, copies of which are attached hereto as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Service Agreement, dated as of July 5, 2022, between Prof. Joseph Press and the Company
10.2	Management and Operations Agreement, dated as of July 5, 2022, between Sheffa Enterprises Inc. and the Company
10.3	Operations Agreement, dated as of July 5, 2022, between Guy Ofir & Co. SRL and the Company
10.4	Service Agreement, dated as of July 5, 2022, between Dr. Igal Louria Hayon and the Company
10.5	Service Agreement, dated as of July 5, 2022, between Yehuda Eliya and the Company
16.1	Letter from Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, addressed to the Securities and Exchange Commission, dated July 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPHAEL PHARMACEUTICAL INC.

By:	/s/ Shlomo Pilo
Name:	Shlomo Pilo
Title:	Chief Executive Officer

Date: July 7, 2022

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